EXHIBIT 10.12


                     FORM OF OFFICE ADMINISTRATION AGREEMENT


         AGREEMENT (this "Agreement") made as of March ___, 2006, between North American Insurance Leaders, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), and Ampton Investments, Inc., a California corporation (the "Administrator").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to retain the Administrator to provide administrative services to the Corporation in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Administrator is willing to provide administrative services to the Corporation on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Administrator hereby agree as follows:

1.       Duties of the Administrator

         (a) Employment of Administrator. The Corporation hereby employs the Administrator to act as administrator of the Corporation, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Corporation, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Corporation in any way or otherwise be deemed agents of the Corporation.

         (b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Corporation. Without limiting the generality of the foregoing, the Administrator shall provide the Corporation with office facilities, equipment and clerical services at such facilities and such other services as the Administrator, subject to review by the Board of Directors of the Corporation, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

2.       Confidentiality

         The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party


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without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

3.       Compensation; Allocation of Costs and Expenses

         In full consideration of the provision of the services of the Administrator, the Corporation shall pay the Administrator a sum of $10,000 per month, which sum is based on the costs and expenses expected to be incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, including rent, only in the event of the completion of the initial public offering of the Corporation.

4.       Limitation of Liability of the Administrator; Indemnification

         The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Administrator in connection with the performance of any of the duties and obligations under Section 1(b) of this Agreement as administrator for the Corporation, and the Corporation shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties and obligations under Section 1(b) of this Agreement as administrator for the Corporation. Notwithstanding the preceding sentence of this Paragraph 4 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful malfeasance or gross negligence in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement.

5.       Activities of the Administrator

         The services of the Administrator to the Corporation are not to be deemed to be exclusive, and the Administrator and each affiliate thereof is free to render services to others. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the


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Administrator and its affiliates are or may become similarly interested in the
Corporation as stockholders, directors, officers or otherwise.

6.       Duration and Termination of this Agreement

         This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Corporation for one year thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by the Board of Directors of the Corporation.

         This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Directors of the Corporation, or by the Administrator, upon 60 days' written notice to the other party. This Agreement may not be assigned by a party without the consent of the other party.

7.       Amendments of this Agreement

         This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

8.       Governing Law

         This Agreement shall be governed by, and construed in accordance with, laws of the State of New York.

9.       Entire Agreement

         This Agreement contains the entire agreement of the parties and supercedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

10.      Notices

         Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.



                                          NORTH AMERICAN INSURANCE LEADERS, INC.



                                          By:
                                             -----------------------------------
                                             Name:  William R. de Jonge
                                             Title: President





                                          AMPTON INVESTMENTS, INC.



                                          By:
                                             -----------------------------------
                                             Name:  Laurence N. Strenger
                                             Title:








OFFICE ADMINISTRATION AGREEMENT